Exhibit 5.1  Legal Opinion

                     THOMAS C. COOK AND ASSOCIATES, LTD.
                       ATTORNEYS AND COUNSELORS AT LAW
                            4955 S. DURANGO DRIVE
                                 SUITE 214
                           LAS VEGAS, NEVADA 89113

THOMAS C. COOK                                                 TELEPHONE
                                                            (702) 952-8519
                                                         FAX  (702) 952-8521
                                                        tcook@esquireonline.com

                                        August 27, 2002

Ed DeStefano, President
Wireless Wizard, Inc.
195 W. Central Avenue, Suite 245
Brea, California 92821

Re: Wireless Wizard, Inc. (the "Company")

Dear Mr. DeStefano:

     Pursuant to your request, I have provided this opinion letter to be used in connection with the Company's application to register 3,000,000 shares of its common stock for sale via public stock offering pursuant to Regulation S-B of the Securities Act of 1933, as amended. The Company has supplied me with the following Company documents with regards to this review: (1) Articles of Incorporation; (2) Bylaws of the Company; (3) Complete minute book of the Company; (4) The Company's Form SB-2 Registration Statement; (5) The Company's Prospectus; (6) Public Subscription Agreement; and (7) Audited Financial Statements.

     Based upon the laws of the State of Nevada and my review of the above-mentioned documents, provided to me by the Company, it is my opinion that (1) the company is a corporation duly organized and validly existing under the laws of the State of Nevada; and (2) any common shares sold in this public offering will be legally issued, fully paid and non-assessable upon issuance.

     This legal opinion should in no way be construed to recommend the purchase of any securities and does not in any way form an opinion as to the merits of the offering. It is with my express permission that the Company may utilize this opinion letter in regards to any public registration filing, both state and federal. It is also with my express permission that the Company may name the undersigned as counsel in any public registration filing, both state and federal.

                                            Sincerely,

                                            /s/ Thomas C. Cook
                                            --------------------
                                            Thomas C. Cook, Esq.

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